UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 28, 2008
XO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)
(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 28, 2008, Starfire Holding Corporation, a Delaware corporation (“Starfire”) executed an undertaking, dated August 28, 2008 (the “Undertaking”), for the benefit of XO Holdings, Inc., a Delaware corporation (the “Company”) and its subsidiaries, effective from July 25, 2008 (the “Effective Date”). Starfire is directly owned by Carl C. Icahn, the Chairman of the Company’s Board of Directors. The Undertaking was negotiated on behalf of the Company by a special committee of the Board of Directors, comprised of independent members, and its legal advisers.
     Pursuant to the Undertaking, Starfire agrees that from the Effective Date and through the Termination Date (as defined in the Undertaking), at its sole cost and expense, it will indemnify and defend and hold harmless, the Company and its subsidiaries, from certain liabilities that may be imposed on the Company or its subsidiaries or assets, as set forth in the Undertaking.
     The foregoing discussion of the Undertaking is qualified in its entirety by reference to the Undertaking, a copy of which is filed herewith as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Undertaking
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.
By:	/s/ Gregory Freiberg
	Name:	Gregory Freiberg
	Title:	Senior Vice President and Chief Financial Officer

Date: August 29, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Undertaking